Exhibit 99.1

For further information,
Contact: Rebecca Lentz
(651) 355-4579
rebecca.lentz@chsinc.com

CHS announces CFO retirement
Tim Skidmore, CHS executive vice president and chief financial officer, will retire Dec. 31, 2019.

ST. PAUL, MINN. (July 29, 2019) - CHS Inc., the nation’s leading agribusiness cooperative, today announced that Tim Skidmore, executive vice president and chief financial officer, is retiring effective December 31, 2019. Skidmore will continue as the company’s chief financial officer through the filing of the company’s Form 10-K for its fiscal year 2019.

“We would like to thank Tim for his dedicated service to CHS, his focus on building a strong finance organization to support the changing needs of the company and his commitment to adding value to our owners,” said Jay Debertin, CHS president and CEO. “Tim also made strengthening relationships with owners a priority. He spent time listening to and talking with owners, always communicating our focus on maintaining a strong balance sheet.”

Skidmore joined CHS in 2013 as executive vice president and chief financial officer. During his tenure, he led the finance organization through a time of significant growth and change with a focus on hiring and developing finance talent and realigning the finance organization to provide increased value through an enterprise finance shared services model, enhanced financial planning and analysis and deeper business partnerships.

Said Skidmore, “I’m honored and humbled to have served CHS through such an important time in our evolution, and I have every confidence in the finance team to continue the good work we’ve begun.”

A search for the company’s next chief financial officer will begin immediately.

CHS Inc. (www.chsinc.com) is a leading global agribusiness owned by farmers, ranchers and cooperatives across the United States. Diversified in energy, agronomy, grains and foods, CHS is committed to helping its customers, farmer-owners and other stakeholders grow their businesses through its domestic and global operations. CHS supplies energy, crop nutrients, grain marketing services, animal feed, food and food ingredients along with financial and risk management services. The company operates petroleum refineries/pipelines and manufactures, markets and distributes Cenex® brand refined fuels, lubricants, propane and renewable energy products.

This document and other CHS Inc. publicly available documents contain, and CHS officers and representatives may from time to time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Report Act of 1995. Forward-looking statements can be identified by words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on CHS current beliefs, expectations and assumptions regarding the future of its businesses, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of CHS control. CHS actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause CHS actual results and financial condition to differ materially from those indicated in the forward-looking statements are discussed or identified in CHS public filings made with the U.S. Securities and Exchange Commission, including in the "Risk Factors" discussion in Item 1A of CHS Annual Report on Form 10-K for the fiscal year ended August 31, 2018. Any forward-looking statements made by CHS in this document are based only on information currently available to CHS and speak only as of the date on which the statement is made. CHS undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.